EXHIBIT 99.2

INFOCROSSING LOGO

Contacts:
Chief Executive Officer         SVP Finance
Zach Lonstein                   William McHale
Infocrossing, Inc.              Infocrossing, Inc.
201-840-4710                    201-840-4732
zlonstein@infocrossing.com      wmchale@infocrossing.com

Media Relations                 Investor Relations
Michael Wilczak                 Matthew Hayden
Infocrossing, Inc.              Hayden Communications, Inc.
201-840-4941                    760-487-1137
mwilczak@infocrossing.com



             INFOCROSSING, INC. ANNOUNCES 2003 FISCAL SECOND QUARTER
                                 CONFERENCE CALL


Leonia, NJ--August 5, 2003 -- Infocrossing, Inc. (NASDAQ:IFOX) issued a press release today stating that second quarter 2003 results will be announced on Thursday, August 7, 2003. The Company will hold an investor conference call to review results for the quarter and the first six months of 2003 at 4:15PM Eastern on Thursday, August 7, 2003.

Anyone interested in participating should call 888-371-9318 when calling within the United States or 973-935-2100 when calling internationally. There will be a playback available until August 14, 2003. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 4094559 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at Infocrossing's website at www.infocrossing.com. The webcast may also be accessed at ViaVid's website at www.viavid.net. The webcast can be accessed until September 7, 2003 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit:
http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.


About Infocrossing, Inc. (http://www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a premier provider of a full range of IT outsourcing services, including mainframe outsourcing, midrange and open systems management, business continuity services, and IT infrastructure consulting. With more than 18 years of experience managing large, mission- critical IT systems, Infocrossing assures the optimal performance, security, reliability and scalability of customers' mainframes, distributed servers and networks, irrespective of where the systems' components are located.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.